EXHIBIT 19.1

            AFCO Aggregate Receivables Balance by Amount - Identified Portfolio
                                 as of 12/31/97

AGGREGATE RECEIVABLES          NUMBER OF  ACCTS       PERCENT OF           AGGREGATE           PERCENT OF
BALANCE                                               NUMBER OF ACCTS      RECEIVABLE          AGGREGATE
                                                                           BALANCE             RECEIVABLE BALANCE

1        5,000 or less             37,760                70.69%            $61,391,254.40          11.23%
2        5,000 -    10,000          6,727                12.59%             47,430,558.78           8.68%
3       10,000 -    25,000          5,359                10.03%             83,056,650.30          15.19%
4       25,000 -    50,000          1,911                 3.58%             66,399,294.91          12.15%
5       50,000 -    75,000            633                 1.19%             38,348,622.98           7.02%
6       75,000 -   100,000            296                 0.55%             25,442,244.59           4.65%
7      100,000 -   250,000            478                 0.89%             71,479,551.18          13.08%
8      250,000 -   500,000            157                 0.29%             53,167,571.16           9.73%
9      500,000 - 1,000,000             65                 0.12%             46,722,229.70           8.55%
10   1,000,000 - 5,000,000             29                 0.05%             53,213,132.97           9.73%
11       Over    5,000,000                                                           0.00           0.00%

Total:                             53,415                                 $546,651,110.97


 AFCO Composition of Receivables by Remaining Installment Term - Identified Portfolio
                                 as of 12/31/97

REMAINING INSTALLMENT  TERM       NUMBER OF  ACCTS    PERCENT OF             AGGREGATE           PERCENT OF
BALANCE                                               NUMBER OF ACCTS        RECEIVABLE          AGGREGATE
                                                                             BALANCE             RECEIVABLE BALANCE

03 Months or Less                   22,092                41.36%           $95,896,114.06          17.54%
04 to 06 Months                     18,189                34.05%           175,758,280.40          32.15%
07 to 09 Months                     12,676                23.73%           200,946,372.80          36.76%
10 to 12 Months                        281                 0.53%            34,147,983.99           6.25%
13 to 18 Months                         75                 0.14%            15,880,535.78           2.91%

More than 18 Months                    102                 0.19%             24,021,823.94           4.39%

Total:                              53,415                                  $546,651,110.97

              AFCO Geographic Concentration - Identified Portfolio
                                 as of 12/31/97

            STATES                     AGGREGATE             PERCENTAGE OF
                                       RECEIVABLES           AGGREGATE
                                       BALANCE               RECEIVABLE BALANCE

CALIFORNIA                           $120,536,155.47                22.05%
TEXAS                                  70,376,266.47                12.87%
NEW YORK                               64,109,926.76                11.73%
FLORIDA                                39,224,751.77                 7.18%
NEW JERSEY                             34,364,814.72                 6.29%
PENNSYLVANIA                           19,030,494.47                 3.48%
MASSACHUSETTS                          17,153,334.58                 3.14%
GEORGIA                                16,587,353.79                 3.03%
ILLINOIS                               15,964,904.84                 2.92%
WASHINGTON                             15,845,604.07                 2.90%
OHIO                                   14,489,740.32                 2.65%
MICHIGAN                               13,854,924.02                 2.53%
COLORADO                                8,764,818.19                 1.60%
OREGON                                  7,791,285.97                 1.43%
LOUISIANA                               7,213,731.83                 1.32%
SOUTH CAROLINA                          7,190,146.21                 1.32%
INDIANA                                 6,661,416.81                 1.22%
NORTH CAROLINA                          6,407,371.64                 1.17%
CONNECTICUT                             6,290,667.29                 1.15%
ALABAMA                                 5,645,647.79                 1.03%
ARKANSAS                                4,973,345.88                 0.91%
MINNESOTA                               4,548,415.50                 0.83%
MARYLAND                                4,492,204.63                 0.82%
OKLAHOMA                                4,487,672.02                 0.82%
WEST VIRGINIA                           3,677,360.76                 0.67%
ARIZONA                                 3,600,598.09                 0.66%
HAWAII                                  3,159,631.72                 0.58%
VIRGINIA                                3,044,413.63                 0.56%
IDAHO                                   2,581,685.99                 0.47%
NEVADA                                  2,477,863.37                 0.45%
KENTUCKY                                2,236,433.70                 0.41%
WISCONSIN                               1,868,135.38                 0.34%
NEW HAMPSHIRE                           1,777,970.82                 0.33%
UTAH                                    1,639,684.15                 0.30%
MAINE                                   1,470,524.70                 0.27%
RHODE ISLAND                              830,801.32                 0.15%
MONTANA                                   686,528.69                 0.13%
IOWA                                      652,614.05                 0.12%
NEBRASKA                                  370,576.20                 0.07%
WYOMING                                   270,783.15                 0.05%
SOUTH DAKOTA                              185,763.17                 0.03%
MISSOURI                                   77,209.14                 0.01%
DELAWARE                                   14,700.00                 0.00%
DISTRICT OF  COLUMBIA                       6,674.24                 0.00%
ONTARIO                                     5,844.74                 0.00%
NEW MEXICO                                  3,846.48                 0.00%
MISSISSIPPI                                 3,751.10                 0.00%
ALBERTA                                       970.41                 0.00%
NORTH DAKOTA                                  759.40                 0.00%
KANSAS                                        564.98                 0.00%
VIRGIN ISLANDS                                333.20                 0.00%
ALASKA                                         93.35                 0.00%

Total:                               $546,651,110.97


                             Loan Loss Experience(1)
                             (Dollars In Thousands)

                                                 IDENTIFIED PORTFOLIO                                    ENTIRE PORTFOLIO
                                            ---------------------------------------------    -----------------------------------
                                                TWELVE MONTHS        TWELVE MONTHS
                                               ENDED DECEMBER 31,    ENDED DECEMBER 31,       FOR THE YEAR ENDED DECEMBER 31,
                                                   1997                  1997                1996         1995         1994
                                                   ----                  ----                ----         ----         ----

Average Outstanding Principal Balance         $  562,229              $938,235            $1,010,105   $1,036,464     $1,105,789
Gross Charge-Offs                                  1,002                 4,477                 4,115        3,230          2,836
Recoveries                                           102                 1,584                 2,136        1,153            966
Net Charge-Offs                                      900                 2,893                 1,979        2,077          1,870
Net Charge Offs as a
Percentage of Average
     Aggregate Outstanding
     Principal Balance                              0.16%                0.31%                  0.20%        0.20%          0.17%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.


               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                                               AT DECEMBER 31,
                                                                    1997
                                                                    ----
Number of days a loan remains overdue
  after cancellation of the related insurance policy
              31-89 days                                            1.17%
              90-270 days                                           0.93%
              Over 270 days (1)                                     0.00%
                                                                    ----
              Total                                                 2.10%
                                                                    ====

     (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                     ORIGINATORS' PORTFOLIO YIELD
                         IDENTIFIED PORTFOLIO
                        (DOLLARS IN THOUSANDS)

                                                TWELVE MONTHS ENDED
                                                    DECEMBER 31, 1997
                                              -----------------------------

Average Outstanding Principal                          $562,229
   Balance Receivable
Interest & Fee Income                                    63,462
Average Revenue Yield                                    11.29%